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                                                                   EXHIBIT 23.02


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Vitafort International Corporation
Los Angeles, California

We hereby consent to the use in the Registration Statement on Form S-8 of our report dated April 14, 1997, relating to the audit of the consolidated financial statements of Vitafort International Corporation, which are contained in and incorporated by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1996. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                         /s/ BDO Seidman, LLP

                                         BDO Seidman, LLP

Los Angeles, California
September 4, 1997